SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 9, 2005 (May 4, 2005)

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 4, 2005, the Endurance Specialty Holdings Ltd. (the “Company”) entered into a purchase agreement by and among the Company, Goldman, Sachs & Co., the Texas Pacific Group related entities and the Thomas H. Lee related entities listed on Schedule A thereto (the “Selling Shareholders”) for the sale of 8,000,000 ordinary shares, par value $1.00 of the Company (the “Ordinary Shares”) held by the Selling Shareholders and attached to this report as Exhibit 1.01. The Ordinary Shares were sold under the Company’s Form S-3 shelf registration statement (Reg. No. 333-116505) and represent approximately 13% of the ordinary shares outstanding. The Company did not receive any proceeds from this offering.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description
1.01	Purchase Agreement, dated as of May 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 9, 2005

By: /s/ John V. Del Col
Name: John V. Del Col
Title: General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.01	Purchase Agreement, dated as of May 4, 2005